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                                                        Exhibit A


               NEW ENGLAND ELECTRIC RESOURCES, INC.
                          Balance Sheet
                        December 31, 1995
                (Unaudited, Subject to Adjustment)




ASSETS
------

Current assets:
 Cash                                                        $    69,588
 Accounts receivable                                             319,557
 Tax benefit receivable                                          501,600
                                                             -----------
    Total current assets                                     $   890,745
                                                             -----------

Investment in Separation Technologies, Inc.,
   at cost                                                       999,999
Deferred charges and other assets                                125,350
                                                             -----------
    Total other assets                                       $ 1,125,349
                                                             -----------
Total assets                                                 $ 2,016,094
                                                             ===========

LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------

Current liabilities:
 Accounts payable to associated companies                    $    11,707
 Accounts payable                                                142,401
                                                             -----------
    Total current liabilities                                $   154,108
 Accumulated Deferred Income Taxes                               175,500
                                                             -----------
Total liabilities                                            $   329,608

Parent company's investment:
 Common stock, par value $1 per share                              1,000
 Subordinated notes payable to parent                          3,398,999
 Paid-in capital                                                       0
 Retained deficit parent                                      (1,713,513)
                                                             -----------
    Total parent company's investment                        $ 1,686,486
                                                             -----------
Total liabilities and parent company's investment            $ 2,016,094
                                                             ===========